Exhibit 10.5

PURSUANT TO 17 C.F.R. § 240.24B-2, CONFIDENTIAL INFORMATION (INDICATED BY {*****}) HAS BEEN OMITTED FROM THIS DOCUMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT APPLICATION FILED WITH THE COMMISSION.

PURCHASE AGREEMENT AND RELEASE

THIS PURCHASE AGREEMENT AND RELEASE (the “Agreement”) is effective as of this 21st day of December, 2012 by and among Compact Particle Acceleration Corporation, a Wisconsin corporation (“Buyer”), Accuray Incorporated, a Delaware corporation (“Accuray”) and TomoTherapy Incorporated, a Wisconsin corporation (“TomoTherapy,” and collectively with Accuray, “Seller”).  Buyer and Seller are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, Buyer desires to purchase from Seller certain shares of Buyer’s outstanding equity (the “Equity Securities”) and notes representing indebtedness owed from Buyer to Seller (“Debt Securities,” and collectively with the Equity Securities, the “Purchased Securities”), as more further described below, upon the terms and conditions hereinafter set forth; and

WHEREAS, Seller desires to sell the Purchased Securities to Buyer, and Buyer desires to purchase the Purchased Securities, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

AGREEMENT

ARTICLE I
PURCHASE AND SALE

1.1                               Purchase and Sale.  On the Closing Date, Seller shall sell and deliver to the Buyer, and Buyer shall purchase and accept from Seller the following:

(a)           1,900,859 shares of Buyer’s Class A Common Stock,

(b)           1,000,000 shares of Buyer’s Class B Common Stock,

(c)           1,694,196 shares of Buyer’s Series A Preferred Stock,

(d)           2,430,658 shares of Buyer’s Series A-1 Preferred Stock,

(e)           that certain Amended and Restated Promissory Note (the “Note”) dated as of May 9, 2011 in the principal amount of $1,900,000, including all accrued but unpaid interest and fees thereon;

(f)            all outstanding fees and expenses related to certain license fees, accounting services, labor billings and other related expenses owed to Seller;

(g)           all of Seller’s rights in that certain Limited Exclusive Patent License Agreement dated as of February 23, 2007, as amended by Amendment One on April 8, 2008 and Amendment Two on February 10, 2011, and as supplemented by Supplement One on July 2, 2008, Supplement Two on March 6, 2009, Supplement Three on January 11, 2010, Supplement Four on January 28, 2010, Supplement Five on May 19, 2010, Supplement Six on September 30, 2010, Supplement Seven on January 6, 2011 and Supplement Eight on March 4, 2011 (as amended and supplemented, the “License”); and

(h)           all of Seller’s rights pursuant to those certain Warrants to purchase, in the aggregate, 1,725,820 shares of CPAC’s Series B Common Stock.

1.2                               Purchase Price.  The consideration to be paid by Buyer to Seller for the Purchased Securities shall be {*****} (the “Purchase Price”) payable by Buyer to Seller, in cash, at Closing.

1.3                               Delivery of Note and Stock Certificates.  At the Closing, Seller shall deliver to Buyer the original Note and any and all stock certificates representing the Equity Securities purchased by Buyer.  In the alternative, Seller shall deliver an affidavit of lost stock certificate and/or an affidavit of lost promissory note, as applicable, in a form reasonably acceptable to Buyer.

1.4                               Closing.  The closing of the transactions contemplated hereby (“Closing”) shall take place at 10:00 a.m. on the date hereof or such other date and time as may be mutually agreed upon by the parties hereto (the “Closing Date”), at the offices of Michael Best & Friedrich LLP, 1 South Pinckney Street, Suite 700, Madison, Wisconsin 53703, or at such other place as may be mutually agreed upon by the parties hereto, including, without limitation, closing by mail, e-mail or facsimile.

ARTICLE II
TERMINATION

Effective immediately upon the execution of this Agreement, each of Accuray and TomoTherapy terminates any and all rights it has in Buyer, including, but not limited to, all rights pursuant to each of the following:

(a)           the License;

(b)           that certain Amended and Restated Limited Exclusive Sublicense and Cross-License License Agreement dated as of April 20, 2012;

(c)           that certain Second Amended and Restated Shareholder Agreement dated as of April 20, 2012;

(d)           that certain Preferred Stock and Warrant Purchase Agreement dated as of April 20, 2012;

(e)           that certain Amended and Restated Investors’ Rights Agreement dated as of April 20, 2012;

(f)            that certain Series B Common Stock Purchase Agreement dated as of April 20, 2012;

(g)           that certain Side Letter dated as of April 20, 2012 for the benefit of Accuray;

(h)           those certain Warrants to purchase, in the aggregate, 1,725,820 shares of CPAC’s Series B Common Stock; and

(i)            any other rights Accuray and/or TomoTherapy has in Buyer.

ARTICLE III
SELLER REPRESENTATIONS AND WARRANTIES

In order to induce Buyer to enter into this Agreement, in addition to the Release (as defined below), each of Accuray and TomoTherapy make the following representations and warranties to Buyer, each of which shall be deemed to be independently material and relied upon by Buyer, regardless of any investigation made by, or information known to, Buyer.  Accuray and TomoTherapy jointly and severally represent and warrant to Buyer as follows:

3.1                               Ownership of Purchased Securities.  Each of Accuray and TomoTherapy, as applicable, is the record and beneficial owner of the Purchased Securities to be sold to Buyer as set forth in Section 1.1.  Each of Accuray and TomoTherapy, as applicable, owns such Purchased Securities free and clear of all liens, encumbrances, pledges, claims and other security interests.  None of the Purchased Securities are subject to any order or contract, including, but not limited to, any marital property agreement, voting trust or proxy relating to the exercise of voting rights or subjecting such Purchased Securities to transfer restrictions.

3.2                               Enforceability; Conflicting Obligations.  Each of Accuray and TomoTherapy, as applicable, has all necessary power and authority to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms and to sell to Buyer the Purchased Securities.  This Agreement is each of Accuray’s and TomoTherapy’s valid and binding obligation, enforceable against it in accordance with its terms.  The execution and delivery of this Agreement do not, and the consummation of the sale of the Purchased Securities contemplated hereby will not, conflict with or violate the provisions of such Seller’s articles of incorporation or certificate of incorporation, as applicable, or bylaws, or any contract, order or restriction to which such Seller is a party, or to which such Seller is bound.

3.3                               Compliance with Law.  All legal action necessary for each of Accuray’s and TomoTherapy’s execution and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly taken.

3.4                               Organization and Qualification.  Accuray is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has filed with the Delaware Secretary of State the most recent annual report required to be filed by it, has not filed a certificate of dissolution and has a perpetual period of existence.  TomoTherapy is a corporation duly organized and validly existing under the laws of the State of Wisconsin, has filed with the Wisconsin Department of Financial Institutions the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual period of existence.

3.5                               Brokerage.  Neither Accuray nor TomoTherapy has incurred, nor made commitments for, any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.

ARTICLE IV
BUYER REPRESENTATIONS AND WARRANTIES

In order to induce Seller to enter into this Agreement, Buyer makes the following representations and warranties to Seller, each of which shall be deemed to be independently material and relied upon by Seller, regardless of any investigation made by, or information known to Seller.

4.1                               Enforceability; Conflicting Obligations.  Buyer has all necessary power and authority to enter into and consummate the transactions contemplated by this Agreement in accordance with its terms and to purchase from Seller the Purchased Securities.  This Agreement is Buyer’s valid and binding obligation, enforceable against it in accordance with its terms.  The execution and delivery of this Agreement do not, and the consummation of the sale of the Purchased Securities contemplated hereby will not, conflict with or violate the provisions of Buyer’s articles of incorporation or bylaws, or any contract, order or restriction to which Buyer is a party, or to which Buyer is bound.

4.2                               Compliance with Law.  All legal action necessary for Buyer’s execution and performance of this Agreement and consummation of the transactions contemplated hereby have been duly and validly taken.

4.3                               Organization and Qualification.  Buyer is a corporation duly organized and validly existing under the laws of the State of Wisconsin, has filed with the Wisconsin Department of Financial Institutions the most recent annual report required to be filed by it, has not filed articles of dissolution and has a perpetual period of existence.

4.4                               Brokerage.  Buyer has not incurred, nor made commitments for, any brokerage, finders’ or similar fee in connection with the transactions contemplated by this Agreement.

ARTICLE V
RELEASE AND CONFIDENTIALITY

5.1                               Seller’s Release.  As a material inducement for Buyer to enter into this Agreement, each of Accuray and TomoTherapy, on behalf of its respective successors and assigns, hereby irrevocably and unconditionally waives, releases and forever discharges Buyer and each of Buyer’s shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, and affiliates, and all persons acting by, through, under, or in concert with any of them, from any and all claims or liabilities arising out of or in any way connected with its ownership of the Purchased Securities in Buyer, its previous loans to Buyer specifically including the Debt or the transactions contemplated by this Agreement, including any transactions set forth in any of the Exhibits attached hereto.

5.2                               Buyer’s Release.  As a material inducement for each of Accuray and TomoTherapy to enter into this Agreement, Buyer, on behalf of its respective successors and assigns, hereby irrevocably and unconditionally waives, releases and forever discharges Seller and each of Seller’s shareholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, subsidiaries, and affiliates, and all persons acting by, through, under, or in concert with any of them, from any and all claims or liabilities arising out of or in any way connected with Seller’s ownership of the Purchased Securities, its purchase of the loans described herein specifically including the Debt or the transactions contemplated by this Agreement, including any transactions set forth in any of the Exhibits attached hereto.

5.3                               Confidentiality.  Buyer acknowledges that Accuray is required to file this Agreement with the Securities and Exchange Commission (“SEC”).  Accuray shall use commercially reasonable efforts to obtain confidential treatment of the Purchase Price in its filings with the SEC and other required disclosures and to otherwise keep the Purchase Price confidential.

ARTICLE VI
CLOSING CONDITIONS

6.1                               Conditions to Obligations of Buyer.  The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by Buyer) at or prior to the Closing of the following conditions:

(a)                                 Seller shall have performed and complied in all material respects with the covenants and agreements contained in this Agreement required to be performed and complied with by Seller on or prior to the Closing Date.

(b)                                 Each of the representations and warranties of Seller set forth in Article III shall be true and correct in all material respects as of the date hereof.

(c)                                  All deliveries required to be delivered at or prior to the Closing by Seller shall have been delivered to Buyer, including, without limitation:

(i)            That certain Assignment of Rights Under License Agreement No. TL02168-0.0 duly executed by each of TomoTherapy and Lawrence Livermore National Security, LLC (the “Assignment of Rights”), a copy of which is attached hereto as Exhibit A;

(ii)           The written resignation of Chris Raanes as a director of the Buyer’s Board of Directors; and

(iii)          Such other agreements, documents, instruments and writings as are required to be delivered by Seller on or prior to the Closing Date pursuant to this Agreement or as may be reasonably requested by Buyer or its counsel to carry out the intent and purposes of this Agreement.

6.2                               Conditions to Obligations of Seller.  The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment (or waiver by Seller) at or prior to the Closing of the following additional conditions:

(a)                                 Buyer shall have performed and complied with in all material respects the covenants and agreements contained in this Agreement required to be performed and complied with by it on or prior to the Closing Date including, without limitation, payment to Seller of the Purchase Price.

(b)                                 Each of the representations and warranties of Buyer set forth in Article IV shall be true and correct in all material respects as of the date hereof.

(c)                                  All deliveries required to be delivered at or prior to the Closing by Buyer shall have been delivered to the Seller including, without limitation:

(i)            The Assignment of Rights duly executed by Buyer; and

(ii)           Such other agreements, documents, instruments, and writings as are expressly required to be delivered by Buyer on or prior to the Closing Date pursuant to this Agreement or as may reasonably be requested by the Seller to carry out the intent and purposes of this Agreement.

ARTICLE VII
MISCELLANEOUS

7.1                               Further Assurances.  Each party hereto from time to time hereafter, and upon request, shall execute, acknowledge and deliver such other instruments as reasonably may be required to more effectively transfer and vest in Buyer the Purchased Securities or to otherwise carry out the terms and conditions of this Agreement.

7.2                               Benefit and Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, successors, assignees, and beneficiaries in interest.

7.3                               Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, regardless of such State’s conflicts of laws principles, and without reference to any rules of construction regarding the party responsible for the drafting hereof.

7.4                               Expenses.  Except as otherwise herein provided, any expenses and costs incurred by Seller in connection with this Agreement or the transactions herein provided for shall be paid by Seller; any expenses and costs incurred by Buyer shall be paid by Buyer.

7.5                               Notices.  All notices, demands, and communications provided for herein or made hereunder shall be given in writing and shall be deemed given to a party at the earlier of (i) when actually delivered to such party or (ii) when mailed to such party by registered or certified U.S. Mail (return receipt requested) or sent by overnight courier, confirmed by receipt, and addressed to such party at the address designated below for such party (or to such other address for such party as such party may have substituted by notice pursuant to this Section):

(a) If to Buyer:	Compact Particle Acceleration Corporation
Attn: James Schultz, Chairman
6336 Patterson Pass Road, Suite B
Livermore, CA 94550

(b) If to Seller:	Accuray Incorporated
TomoTherapy Incorporated
Attn: General Counsel
1310 Chesapeake Terrace
Sunnyvale, CA 94089

7.6                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, provided that all such counterparts, in the aggregate, shall contain the signatures of all parties hereto.

7.7                               Headings.  All Section headings herein are inserted for convenience only and shall not modify or affect the construction or interpretation of any provision of this Agreement.

7.8          Amendment, Modification and Waiver.  This Agreement may not be modified, amended or supplemented except by mutual written agreement of each of the Parties hereto. Both Buyer and Seller may waive in writing any term or condition contained in this Agreement and intended to be for its benefit; provided, however, that no waiver by any party, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such term or condition.  Each amendment, modification, supplement or waiver shall be in writing signed by the party or parties to be charged.

7.9          Entire Agreement.  This Agreement and the Exhibits attached hereto represents the entire agreement of the Parties with respect to the subject matter hereof and supersede and replace any prior or other contemporaneous understandings and agreements with respect to the subject matter hereof and no provision or document of any kind shall be included in or form a part of such agreement unless signed and delivered to the other party by the party to be charged.

7.10        Third-Party Beneficiaries.  No third parties are intended to benefit from this Agreement, and no third-party beneficiary rights shall be implied from anything contained in this Agreement.

[Signatures on next page following]

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement and Release to be executed as of the date first written above.

BUYER:

COMPACT PARTICLE ACCELERATION CORPORATION

By:	/s/ James M. Schultz

James M. Schultz, Chairman of the Board

SELLER:

ACCURAY INCORPORATED

By:	/s/ Joshua Levine
Name: Joshua Levine
Title: President and CEO

TOMOTHERAPY INCORPORATED

By:	/s/ Derek Bertocci
Name: Derek Bertocci
Title: CFO

[Signature Page to Stock Purchase Agreement and Release]

EXHIBIT A

ASSIGNMENT OF RIGHTS UNDER LICENSE AGREEMENT NO. TL02168-0.0

This Assignment of Rights under License Agreement No. TL02168-0.0 (this “Assignment”) is effective as of December 21, 2012 (the “Effective Date”) by and between TomoTherapy Incorporated, a wholly-owned subsidiary of Accuray Incorporated (“TomoTherapy”), and Compact Particle Acceleration Corporation (“CPAC”), referred to jointly as the “Parties.”

RECITALS

WHEREAS, Lawrence Livermore National Security, LLC (“LLNS”) has granted to TomoTherapy pursuant to a limited exclusive patent license agreement dated as of February 23, 2007, as amended by Amendment One on April 8, 2008 and Amendment Two on February 10, 2011, and as supplemented by Supplement One on July 2, 2008, Supplement Two on March 6, 2009, Supplement Three on January 11, 2010, Supplement Four on January 28, 2010, Supplement Five on May 19, 2010, Supplement Six on September 30, 2010, Supplement Seven on January 6, 2011, Supplement Eight on March 4, 2011 and Supplement Nine on September 30, 2011 (as amended and supplemented, the “License”), an exclusive license under the Licensed Patents (as defined in the License); and

WHERAS, CPAC and TomoTherapy have entered into that a Limited Exclusive Patent License Agreement dated as of April 25, 2011 (the “Original Sublicense”) under which TomoTherapy granted an exclusive sublicense of the Licensed Patents to CPAC;

WHERAS, CPAC and TomoTherapy entered into that Amended and Restated Limited Exclusive Sublicense and Cross-License License Agreement dated as of May 16, 2012 (the “Restated Sublicense”); and

WHEREAS, subject to LLNS’s written consent, TomoTerapy desires to assign all of its rights under the License to CPAC.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ASSIGNMENT

Subject to receiving LLNS’s written consent to the assignment of rights under the License made hereby, TomoTherapy hereby assigns to CPAC all of its right, title and interest in, to and under the License.

TomoTherapy hereby agrees that, upon the request of CPAC or any of its successors and assigns, and without further consideration to TomoTherapy, they will execute any and all papers that are reasonably requested by CPAC or any of its successors and assigns to carry out the intent and purposes of this Assignment.

A-1

In witness whereof, both TomoTherapy and CPAC have executed this Assignment, in duplicate originals, by their respective officers hereunto duly authorized, as of the Effective Date.

TOMOTHERAPY INCORPORATED		COMPACT PARTICLE ACCELERATION CORPORATION

By:	/s/ Derek Bertocci	By:	/s/ James M. Schultz

Name: Derek Bertocci		Name: James M. Schultz

Title: CFO		Title: Chairman of the Board

CONSENT TO ASSIGNMENT

LLNS hereby consents to the assignment by TomoTherapy to CPAC of all of its right, title and interest in, to and under the License.

LAWRENCE LIVERMORE NATIONAL SECURITY, LLC

By:	/s/ Roger Werne

Name: Roger Werne, 1-8-13

Title: Account Director - IPO